UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2026

Twenty One Capital, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42997	39-2506682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

(206) 552-9859

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	XXI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jack Mallers’ Departure as Chief Executive Officer and as a Director

On July 21, 2026, Twenty One Capital, Inc. (the “Company”) announced that Jack Mallers, the Company’s Chief Executive Officer (“CEO”), has resigned from his position as CEO and as a director of the Company, effective as of July 20, 2026 (the “Separation Date”). Mr. Mallers’ departure is not related to any disagreements with the Company on any matter relating to its operations, policies, practices (financial or otherwise) or any issues regarding financial disclosures, accounting, or legal matters.

In connection with Mr. Mallers’ departure, the Company has entered into a Separation Agreement and Release (the “Mallers Separation Agreement”) with Mr. Mallers, pursuant to which Mr. Mallers, subject to his release of claims, will be entitled to receive or retain, as applicable, (i) a cash payment equal to the final $50,000 fixed remuneration payment for July 2026, less applicable taxes, (ii) a cash payment of $420,455.39, less applicable taxes, in settlement of Mr. Mallers’ vested time-based restricted stock units, (iii) a cash payment of $1,151,046.48 in consideration for the repurchase of 226,860 shares of Class A Common Stock previously delivered to Mr. Mallers in settlement of vested time-based restricted stock units and in connection with the payment of his 2025 annual bonus, less certain taxes, and (iv) 1,522,407 vested stock options to purchase Class A common stock of the Company, which Mr. Mallers may exercise during the 90-day period following the Separation Date in accordance with the terms of the applicable award agreement. All stock options and restricted stock units previously granted to Mr. Mallers that are unvested as of the Separation Date will be forfeited for no consideration in accordance with their terms.

The foregoing description of the Mallers Separation Agreement does not purport to be complete, and is qualified in its entirety by reference to the Mallers Separation Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Appointment of Raphael Zagury as Chief Executive Officer

Also on July 20, 2026, the Board of Directors of the Company (the “Board”) appointed Raphael Zagury, 50, as its CEO, effective July 20, 2026.

Mr. Zagury has served as a member of our Board since December 2025. He is the founder and Chief Executive Officer of Elektron Enterprises LLC, which provides management and operational services to Elektron Energy, a Bitcoin mining and energy infrastructure business. From 2023 to 2024, Mr. Zagury served as Chief Investment Officer at Swan Bitcoin. Previously, he founded One Partners, an investment bank, and co-founded OpenCo, a lending fintech, where he served as Chief Financial Officer and led multiple capital raises through Series D. Earlier in his career, he held executive and trading roles at Goldman Sachs, Merrill Lynch, and Deutsche Bank in New York. Mr. Zagury holds an MBA from Yale University and a B.A. in Economics from IBMEC.

Mr. Zagury will continue to serve as a member of the Company’s Board, but will no longer serve as a member of the Audit Committee, Nominating and Corporate Governance Committee or the Compensation Committee. As the Company’s CEO, Mr. Zagury will not be considered independent under the NYSE’s listing standards and applicable federal and state securities laws. There are no family relationships between Mr. Zagury and any director or other executive officer. There are no arrangements or understandings between Mr. Zagury and any other persons pursuant to which he was selected as an officer.

In connection with Mr. Zagury’s appointment as CEO, Mr. Zagury entered into an employment agreement with the Company, dated July 20, 2026 (the “CEO Employment Agreement”).

Pursuant to the terms of the CEO Employment Agreement, Mr. Zagury will receive an annual base salary of $600,000, and he will be eligible to receive an annual performance-based bonus of up to $700,000, subject to (i) the achievement of individual and company performance criteria established by the Board in consultation with Mr. Zagury, and (ii) Mr. Zagury’s continued employment through the payment date. The actual annual bonus, to the extent payable, will be paid 50% in cash and 50% in freely tradeable shares of Class A Common Stock, subject to trading restrictions under applicable securities laws and the Company’s insider trading policy, and applicable withholding. In connection with his appointment as CEO, Mr. Zagury will receive an award of stock options to purchase shares of Class A Common Stock in an amount and with terms to be mutually agreed between the Company and Mr. Zagury (the “Initial Award”), which Initial Award will be granted subject to the Company’s 2025 Stock Incentive Plan and an award agreement to be entered into between the Company and Mr. Zagury evidencing such award (the “Option Award Agreement”). Following the third anniversary of the grant date of the Initial Award, Mr. Zagury will be eligible to receive annual equity grants, consistent with Mr. Zagury’s role as the CEO of the Company, as reasonably determined by the Board based on its good faith assessment and in consultation with Mr. Zagury. Mr. Zagury will also be eligible to receive certain Company provided security services for himself and his family and an annual stipend of $25,000 towards personal financial planning and tax services.

If Mr. Zagury’s employment is terminated by the Company without Cause (as defined in the CEO Employment Agreement), Mr. Zagury resigns his employment for Good Reason (as defined in the CEO Employment Agreement) or in the event of termination of employment as a result of his death or Disability (as defined in the CEO Employment Agreement), then, in addition to certain accrued amounts, Mr. Zagury will be entitled to the following severance benefits, subject to his execution of a release of all claims against the Company and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for 12 months following his termination; (ii) reimbursement of the monthly premium for coverage under the Company’s group health plans or an equivalent monthly cash payment thereof, until the earlier to occur of the end of the 12 months following his termination or the date on which Mr. Zagury obtains health and welfare benefits from a subsequent employer; and (iii) any rights with respect to equity awards that Mr. Zagury might have under the applicable award agreements evidencing such equity awards.

The CEO Employment Agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective for 12 months following termination of employment.

As previously announced, the Company is considering a potential acquisition of Elektron Energy Operations Limited and related operations (collectively, doing business as Elektron Energy). As noted above, Mr. Zagury is the Chief Executive Officer of Elektron Enterprises LLC, which provides management and operational services to Elektron Energy. The approximate dollar value of the amount involved in the transaction is not yet determinable.

The foregoing description of the CEO Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the CEO Employment Agreement, which is attached to this Current Report as Exhibit 10.2 and incorporated herein by reference.

Item 8.01 Other Events.

Effective July 15, 2026, Mr. Zagury resigned from the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Company. Effective July 15 2026, the Board appointed (i) Zachary Lyons to the Nominating and Corporate Governance Committee and the Compensation Committee, (ii) Paul Lalljie to the Nominating and Corporate Governance Committee and as Chair of the Audit Committee, and (iii) Karl Olsoni to the Compensation Committee, in each case effective immediately.

On July 15, 2026, upon the recommendation from the Compensation Committee, in light of the additional commitment and activities resulting from the relevant roles, the Board approved additional compensation for members of the Board’s committees, as follows (i) for the Audit Committee, $20,000 per annum for a member and $35,000 per annum for the chairperson; (ii) for the Compensation Committee, $20,000 per annum for a member and $25,000 per annum for the chairperson; and (iii) for the Nominating and Corporate Governance Committee, $10,000 per annum for a member and $25,000 per annum for the chairperson, in each case, commencing on the later of July 15, 2026 and the date such director begins service on the relevant Board committee, which amounts shall be paid in cash in equal monthly installments, prorated for any partial year of service on the relevant Board committee. Robert Hines, chair of the Nominating and Corporate Governance Committee and the Compensation Committee, and Zachary Lyons, member of the Nominating and Corporate Governance Committee and the Compensation Committee, have each agreed to waive their compensation as members of these committees.

As previously announced, on April 29, 2026, the Company issued a press release regarding the Company’s overview of its operating strategy centered on potential acquisition involving Strike and Elektron. The Company is no longer pursuing the acquisition of Strike.

On July 21, 2026, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s leadership transition; its ability to build a Bitcoin-native operating company by combining disciplined capital allocation with investments in operating businesses, capital markets capabilities, and Bitcoin-based financial services; the metrics the Company will use to measure its success; the Company’s operating and financial performance; its ability to drive and execute its strategy and drive long-term shareholder value; the Company’s strategic priorities on corporate structure and governance, operating businesses, capital markets, mergers and acquisitions and lending and credit; the Company's proposed combination with Elektron and the process for execution, timing, terms, or likelihood of completion of any transaction. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company's expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026 and in the Company's other filings with the SEC. Forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release between the Company and Jack Mallers, dated July 20, 2026.
10.2	Employment Agreement between the Company and Raphael Zagury, dated July 20, 2026.
99.1	Press release issued by Twenty One Capital, Inc. on July 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2026

Twenty One Capital, Inc.

	By:	/s/ James Nguyen
	Name:	James Nguyen
	Title:	General Counsel and Chief Compliance Officer

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